SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                 AMENDMENT NO. 1
                                       TO
                                    FORM 8-K
                                 Current Report


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                          Date of Report: July 31, 2001
                         ------------------------------
                        (Date of earliest event reported)


                                 DECORIZE, INC.
               ---------------------------------------------------
              Exact name of registrant as specified in its charter



          Delaware                        333-88083               43-1931810
-------------------------------     -----------------------    -----------------
State of other jurisdiction of        Commission File No.       I.R.S. Employer
incorporation or organization                                       ID No.


            211 S. Union Street, Suite F, Springfield, Missouri 65802
            ---------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (417) 879-3326



                                       N/A
           ----------------------------------------------------------
          (Former name or former address if changed since last report)

Item 2.    ACQUISITION AND DISPOSITION OF ASSETS

         On July 31, 2001, Faith Walk Designs, Inc. ("Faith Walk"), a Texas corporation, was merged with and into Step of Faith, Inc. ("Merger Subsidiary"), a Missouri corporation and wholly owned subsidiary of Decorize, Inc. ("Decorize"), pursuant to the Agreement and Plan of Merger, dated as of July 31, 2001, among Decorize, Merger Subsidiary and Faith Walk (the "Merger Agreement"). The merger of Faith Walk with and into Merger Subsidiary (the "Merger") became effective at the time of filing of a certificate of merger with the Missouri Secretary of State on August 6, 2001 (the "Effective Time"). As of the Effective Time, (i) Faith Walk ceased to exist; (ii) Merger Subsidiary remained a wholly owned subsidiary of Decorize and changed its name to Faith Walk Designs, Inc.; and (iii) each share of Faith Walk outstanding at the Effective Time ceased to exist.

         The total consideration given for Faith Walk is a 6.75% promissory note due March 31, 2002 in the principal amount of $215,744.27, a cash payment of $284,255.73 and 161,443 shares of Decorize common stock for a total value of $1,010,000.00. The number of shares of Decorize common stock was determined by dividing the average last sale price of such stock during the 30 day period ending August 30, 2001, which equaled $3.159 into $510,000.00. The cash portion of the purchase price was paid from Decorize's existing cash balances.

         The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and to be accounted for as a purchase under the requirements of the Statements of Financial Accounting Standards No. 141.

         Faith Walk is a manufacturer of premium, hand painted furniture and home accents.

         The foregoing description of the Merger Agreement is qualified in its entirety to the full text of such Merger Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 5.  OTHER EVENTS

         On August 4, 2001, the Decorize board of directors authorized the issuance of up to 500,000 common stock purchase warrants to 11 former holders of Class B Units in Decorize.com LLC in exchange for up to $50,000 and the waiver by such holders of any claims they might have against Decorize in connection with the conversion of Decorize into a corporation. The warrants will be exercisable for $2.00 per share until June 20, 2003.

         In connection with the acquisition of Faith Walk described in Item 2 above, Decorize entered into a four year employment agreement with John Michael Sandel, a former Faith Walk shareholder and its former president. Pursuant to the agreement, Mr. Sandel will serve as a vice president of Decorize and be responsible for its product development. In addition, Mr. Sandel was appointed a director of Decorize to serve until the next annual meeting of shareholders.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of businesses acquired:

                  Faith Walk Designs, Inc.                              Page

                  Independent Auditors' Report                           F-1
                  Balance Sheet - December 31, 2000                   F-2 - F-3
                  Statements of Income -
                    Years ended December 31, 2000 and 1999               F-4
                  Statement of Retained Earnings - December 31, 2000     F-5
                  Statements of Cash Flows -
                    Years ended December 31, 2000 and 1999            F-6 - F-7
                  Notes to Financial Statement                        F-8 - F-16

                  Balance Sheet - June 30, 2001 (unaudited)              F-17
                  Statements of Operations
                    Six Months ended June 30, 2001 and 2000 (unaudited)  F-18
                  Statements of Cash Flows
                    Six Months ended June 30, 2001 and 2000 (unaudited)  F-19
                  Statement of Changes in Stockholders Equity
                    Six Months ended June 30, 2001 (unaudited)           F-20

                  Odds & Ends, L.P.

                  Independent Auditors' Report                           F-21
                  Balance Sheet - December 31, 2000                      F-22
                  Statements of Income
                    Years ended December 31, 2000 and 1999               F-23
                  Statement of Partners' Capital - December 31, 2000     F-24
                  Statements of Cash Flows
                    Years ended December 31, 2000 and 1999               F-25
                  Notes to Financial Statements                      F-26 - F-29

                  Balance Sheet - June 30, 2001 (unaudited)              F-30
                  Statements of Operations
                    Six Months ended June 30, 2001 and 2000 (unaudited)  F-31
                  Statements of Cash Flows
                    Six Months ended June 30, 2001 and 2000 (unaudited)  F-32
                  Statement of Changes in Partners' Capital
                     Six Months ended June 30, 2001 (unaudited)          F-33

         (b)      Pro Forma Financial Information

                  Pro Forma Condensed Combining Balance Sheet
                    June 30, 2001 (unaudited)                            F-34
                  Pro Forma Condensed Combining Statement of Operations
                    Periods ending December 31, 2000 (unaudited)         F-35
                  Pro Forma Condensed Combining Statement of Operations
                    Six Months ended June 30, 2001                       F-36

         (c)      Exhibits

                  Exhibit 2.1 Agreement and Plan of Merger dated July 31, 2001 by and among Decorize, Inc., Step of Faith, Inc., Faith Walk Designs, Inc., John Michael Sandel and Kitty Sandel.*

                  Exhibit 2.2 Letter Agreement dated July 31, 2001 between John Michael Sandel, Kitty Sandel and Decorize, Inc.*

                  Exhibit 2.3 Letter Agreement #2 dated July 31, 2001 between John Michael Sandel, Kitty Sandel and Decorize, Inc.*

                  Exhibit 10.1 Promissory Note dated July 31, 2001 between Decorize, Inc. and John Michael Sandel and Kitty Sandel.*

                  Exhibit 10.2 Employment Agreement dated July 31, 2001 between Decorize, Inc. and John Michael Sandel.*

                  Exhibit 10.3      Form of $2.00 Warrant expiring June 30,
                                    2003.*

*Filed with initial Form 8-K dated July 31, 2001 and filed with the SEC on August 15, 2001.

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DECORIZE, INC.



                                        By: /s/ Brent Olson
                                            ------------------------------------
                                            Brent Olson, Chief Financial Officer
Dated:  October 12, 2001

                          Independent Auditors' Report

Board of Directors
Faith Walk Designs, Inc.
Houston, Texas

Members:

         We have audited the accompanying balance sheet of Faith Walk Designs, Inc. as of December 31, 2000, and the related statement of income, retained earnings and cash flows for the year then ended. We have also audited the income statement and statement of cash flows for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Faith Walk Designs, Inc. as of December 31, 2000, and the results of its operations and cash flows for the years ended December 31, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.

         As discussed in Note 9, subsequent to the balance sheet date the Company has been acquired by Decorize, Inc. of Springfield, Missouri, a publicly traded company.

/s/ Cook, Johnston & Co., CPAs

July 20, 2001

                            FAITH WALK DESIGNS, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2000



               ASSETS
                                                                              2000
                                                                              ----
CURRENT ASSETS:
  Cash and Cash Equivalents (Notes 1, 7 & 8)                            $        29,313
  Accounts Receivable, Trade, Less Allowance for
    Doubtful Accounts of $23,000 (Notes 1, 4, 7, & 8)                           293,070
  Accounts Receivable, Employees                                                  9,781
  Accounts Receivable, Related Party (Note 3)                                    62,975
  Inventory (Notes 1, 3 & 4)                                                    480,753
  Prepaid Expenses                                                               48,919
                                                                        ---------------
  TOTAL CURRENT ASSETS                                                          924,811

PROPERTY AND EQUIPMENT  - Net of Accumulated
  Depreciation/Amortization of $162,093 (Notes 1, 2, 4, & 5)                    129,793

OTHER ASSETS
  Due from Related Parties (Note 3)                                             271,378
                                                                        ---------------
  TOTAL ASSETS                                                          $     1,325,982
                                                                        ===============

                             See Accompanying Notes

                                      F-2

                            FAITH WALK DESIGNS, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2000



             LIABILITIES AND STOCKHOLDERS' EQUITY
                                                                              2000
                                                                              ----
CURRENT LIABILITIES
  Short -Term Debt (Notes 2, 4 & 8)                                     $        38,864
  Current Portion of Long-Term Debt (Notes 2, 4 & 8)                            131,999
  Current Portion of Capital Leases (Notes 2, 5 & 8)                             11,590
  Accounts Payable - Trade                                                      684,295
  Due to Customers                                                                7,048
  Accrued Expenses                                                                3,168
                                                                        ---------------

  TOTAL CURRENT LIABILITIES                                                     876,964

LONG - TERM LIABILITIES
  Long - Term Debt, Less
    Current Portion (Notes 2, 4 & 8)                                            459,291
  Long-Term Portion of Capital Leases (Notes 2, 5 & 8)                            9,587
                                                                        ---------------
  TOTAL LONG - TERM LIABILITIES                                                 468,878
                                                                        ---------------
  TOTAL LIABILITIES                                                           1,345,842


STOCKHOLDERS' EQUITY
  Common Stock, 1,000 Shares, no par value
    Authorized and Issued and Outstanding (Note 1)                                1,000
  Retained Earnings                                                             (20,860)
                                                                        ---------------

  TOTAL STOCKHOLDERS' EQUITY                                                    (19,860)
                                                                        ---------------
  TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY                                                $     1,325,982
                                                                        ===============

                             See Accompanying Notes

                            FAITH WALK DESIGNS, INC.
                              STATEMENTS OF INCOME
                  FOR THE YEARS ENDED DECEMBER 31, 2000 & 1999


                                                                       2000                    1999
                                                                       ----                    ----
SALES (Notes 1, 3, & 7)                                         $      3,889,847        $      3,655,388

COST OF GOODS SOLD (Note 1)
    Purchases                                                          1,339,129               1,046,807
    Labor                                                                807,837                 843,002
    Payroll Taxes                                                         59,709                  64,085
    Freight                                                              267,701                 213,719
    Commissions and Fees                                                   5,465                  37,675
    Discounts Earned                                                        (159)                 (8,691)
                                                                ----------------        ----------------

    TOTAL COST OF GOODS SOLD                                           2,479,682               2,196,597
                                                                ----------------        ----------------

    GROSS PROFIT                                                       1,410,165               1,458,791

OTHER OPERATING INCOME
    Miscellaneous Income                                                   7,211                  36,159
    Loss on Disposal of Assets                                                 -                  (7,214)
    Interest Income (Note 3)                                              12,484                   9,910
                                                                ----------------        ----------------

    TOTAL OTHER INCOME                                                    19,695                  38,855
                                                                ----------------        ----------------

INCOME BEFORE OPERATING EXPENSES                                       1,429,860               1,497,646

OPERATING EXPENSES
    Selling Expenses                                                     764,136                 642,408
    General & Administrative Expenses                                    780,322                 732,502
    Depreciation and Amortization Expense (Notes 1, 2, 4 & 5)             41,777                  57,819
    Interest Expense (Notes 4 & 5)                                        53,181                  34,377
                                                                ----------------        ----------------

    TOTAL OPERATING EXPENSES                                           1,639,416               1,467,106
                                                                ----------------        ----------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAX                           (209,556)                 30,540

PROVISION FOR INCOME TAX (Note 1)                                              -                       -

NET INCOME (LOSS)                                               $       (209,556)       $         30,540
                                                                ================        ================

WEIGHTED AVERAGE EARNINGS (LOSS) PER SHARE (Note 1)             $        (209.56)       $          30.54
                                                                ================        ================

                             See Accompanying Notes

                            FAITH WALK DESIGNS, INC.
                         STATEMENT OF RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 2000



                                                                 2000
                                                                 ----

RETAINED EARNINGS - BEGINNING                              $      188,696

NET INCOME (LOSS)                                                (209,556)
                                                           --------------
RETAINED EARNINGS - ENDING                                 $      (20,860)
                                                           ==============


                             See Accompanying Notes

                            FAITH WALK DESIGNS, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                  2000                     1999
                                                                  ----                     ----
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Income (Loss)                                       $      (209,556)        $          30,540
    Adjustments to Reconcile Net Income to Net Cash
      Provided by Operating Activities
      Depreciation & Amortization                                    41,777                    57,819
    (Increase) Decrease in:
      Trade Accounts Receivable                                     (92,863)                   79,864
      Inventories                                                    86,776                  (317,087)
      Prepaid Expenses                                               (8,685)                  (12,806)
      Employee & Other Receivables                                   (2,211)                   (4,511)
      Deposits                                                            -                     2,400
      Loss on Disposal of Assets                                          -                     7,214
    Increase (Decrease) in:
      Trade Accounts Payable                                        271,386                   121,292
      Accrued Liabilities                                             1,880                      (467)
                                                            ---------------         -----------------
        NET CASH PROVIDED (USED) BY
           OPERATING ACTIVITIES                                      88,504                   (35,742)

CASH FLOWS FROM INVESTING ACTIVITIES
    Advances to Related Parties                                    (245,710)                 (262,560)
    Payments Received on Related Party Advances                      87,332                   236,144
    Proceeds from Sale of Assets                                          -                     5,500
    Net Book Value of Asset Traded                                   15,457                         -
    Purchase of Property, Plant & Equipment                        (102,038)                  (45,068)
                                                            ---------------         -----------------
        NET CASH PROVIDED (USED) BY
           INVESTING ACTIVITIES                                    (244,959)                  (65,984)

CASH FLOWS FROM FINANCING ACTIVITIES
    New Borrowings:
      Short-Term                                                     70,833                   107,909
      Long-Term                                                     295,717                   400,000
      Capital Leases                                                  9,634                    40,240
                                                            ---------------         -----------------
      Total from New Borrowings                                     376,184                   548,149


                             See Accompanying Notes

                                      F-6

                            FAITH WALK DESIGNS, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                 2000                     1999
                                                                 ----                     ----
CASH FLOWS FROM FINANCING ACTIVITIES (Continued)
    Debt Reduction:
      Short-Term                                                    (68,716)                  (91,860)
      Long-Term                                                    (134,766)                 (254,108)
      Capital Lease Debt Reduction                                  (16,311)                  (12,387)
      Distributions Paid to Shareholders                                  -                  (105,135)
      Prior Period Adjustments to Retained Earnings
        (Note 10)                                                         -                    (9,216)
                                                            ---------------         -----------------

      Total Debt Reduction                                         (219,793)                 (472,706)

         NET CASH PROVIDED (USED) BY
                     FINANCING ACTIVITIES                           156,391                    75,443
                                                            ---------------         -----------------

NET (DECREASE) IN CASH AND CASH EQUIVALENTS                 $           (64)        $         (26,283)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                       29,377                    55,660
                                                            ---------------         -----------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                    $        29,313         $          29,377
                                                            ===============         =================


                            SUPPLEMENTARY DISCLOSURES


Noncash Investing & Financing Transactions:
  Equipment and Property Purchased with Long-Term Debt      $        88,549         $          40,240

Interest Paid (Net of Amounts Capitalized)                           53,181                    34,377

                             See Accompanying Notes

                            FAITH WALK DESIGNS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

     This summary of significant accounting policies of Faith Walk Designs, Inc. is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Company's Activities and Operating Cycle
----------------------------------------

     Faith Walk Designs, Inc. was incorporated on October 24, 1995 in the State of Texas. Effective October 1, 1998, the corporation became an S-corporation. The Company serves as a manufacturer and distributor of furniture and accessories. The length of a regular sale transaction varies, but is typically about one to four months from the date of a customer's order to the delivery of the same. While the manufacturing and primary sales operations are located in Texas, additional sales operations are located in several Northeastern states.

Revenue and Cost Recognition
----------------------------

     The Company uses the accrual method of accounting for both financial statement presentation, and federal income tax purposes. Sales are recognized on the date of shipping (F.O.B. Shipping Point).

Inventories
-----------

     Inventories consist primarily of raw materials and supplies (determined on a first-in, first-out basis), and finished products and showroom samples (determined on an average cost basis) and are stated at the lower of average cost or market value. Market is valued by the amount of realizable value less allowance for selling and distribution expense. At 12/31/2000 and 12/31/1999, respectively, inventories are comprised of:

                                           2000                1999
                                           ----                ----
          Raw Materials                 $ 265,084           $ 244,658
          Finished Products               111,320             204,966
          Showroom Inventory              104,349             117,905
                                        ---------           ---------
            Total                       $ 480,753           $ 567,529
                                        =========           =========

Cash and Cash Equivalents
-------------------------

     For the purposes of the Statements of Cash Flows, the Company considers all highly liquid investments with maturity of three months or less when purchased to be cash and cash equivalents.

                            FAITH WALK DESIGNS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------------
Accounts Receivable
-------------------

     The Company uses the reserve method of recording bad debts, which is based upon a percentage of ending accounts receivable.

Income Taxes
------------

     Faith Walk Designs, Inc. is a Sub-S Corporation; therefore, it pays no federal tax but files an information return. Each shareholder reports his respective share of income and loss and other deductions and credits.

Property, Plant and Equipment
-----------------------------

     Plant assets and equipment are carried at cost. Expenditures for replacements are capitalized, and the replaced items are retired. Maintenance and repairs are charged to operations. Gains and losses from the sale of plant assets, if any, are included in income. Depreciation for financial statement purposes is computed by using the straight-line method over the assigned class life of the various assets. For income tax purposes, accelerated methods are used with recognition of deferred income taxes for the resulting temporary differences. See Footnote Two (2) for a summary of the property, plant and equipment of the Company.

Earnings per Share
------------------

     Earnings per share amounts are computed on the basis of the weighted-average number of 1,000 common shares outstanding in each year. There were no convertible securities or stock options outstanding during the periods presented.

Advertising
-----------

     Advertising costs, except for those associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising, if any, are capitalized and amortized over the period during which future benefits are expected to be received. An amount of $60,541 and $68,208 is included in the income statement for advertising at December 31, 2000 and 1999, respectively, and represents direct period costs for which no future benefits expect to be derived.

Use of Estimates
----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                            FAITH WALK DESIGNS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------------
Comprehensive Income
--------------------

     The Company adopted SFAS No. 130 - "Reporting Comprehensive Income," as of July 1, 1998. Accounting principles in the United States generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. The adoption of SFAS No. 130 had no effect on the Company's net income or stockholders' equity.

NOTE 2 - PROPERTY, PLANT AND EQUIPMENT
--------------------------------------

  Property, plant and equipment are summarized below:

                                 2000          1999           2000           1999
                                 ----          ----           ----           ----
                                 Cost          Cost       Accum Dep'n     Accum Dep'n    Method    Life in Years
                                 ----          ----      ------------     -----------    ------    -------------
Machinery & Equipment        $   61,607   $   51,974      $   48,395      $  45,908       DB/SL           5
Furniture & Equipment             8,973        8,973           7,042          6,162       DB/SL           7
Computer Equipment               43,186       33,471          24,395         17,421       DB/SL           5
Leasehold Improvements            5,685        5,685           1,871          1,741       DB/AMT       7-31
Office Equipment                 22,121       22,121          21,106         20,630       DB/SL         3-5
Software                         31,127       27,351          19,139          9,183        AMT            3
Vehicles                        119,187       69,254          40,145         32,797       DB/SL           5
                             ----------   ----------      ----------      ---------
                             $  291,886   $  218,829      $  162,093      $ 133,842
                             ==========   ==========      ==========      =========

NOTE 3 - RELATED PARTY TRANSACTIONS
-----------------------------------

   Accounts Receivable - Affiliate
     Amount due from Odds & Ends, L.P., a Limited
     Partnership owned by the Shareholders for sale of
     merchandise in the regular course of business.
     Sales made to Odds & Ends, L.P. during 2000 and
     1999 were $180,352 and $172,924, respectively                   $ 62,975
                                                                     ========

                            FAITH WALK DESIGNS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 3 - RELATED PARTY TRANSACTIONS (Continued)
-----------------------------------------------

     Loans to Shareholders and Affiliates Amount due from
       Shareholders at 12/31/2000 and 1999 for advances made,
       interest imputed in the amounts of $10,005 at the blended
       AFR of 6.24% and $2,125 at the blended AFR of 4.94%,
       respectively, unsecured                                        $230,675

     Amount due from Sandel Enterprises, Inc., an affiliated
       company, for payments made by the Company on a $315,000
       bank loan in the related party's name, interest imputed at the blended applicable federal rate of 6.24%, in the
       amount of $1,231, unsecured. See also end of Note 4              40,703
                                                                      --------
                                                                      $271,378

NOTE 4 - NOTES PAYABLE
----------------------

     Short-term debt at December 31, 2000, consisted of the following:

     Express Bank -
     Insurance note dated 08/06/00, due in monthly installments
       of $5,183 including interest of 9.65%, unsecured                $25,315

     Sterling Bank -

     Note dated 12/01/2000, in amount of $13,549, payable in
       monthly installments of $2,329, including interest of
       10.5%, secured by inventory, accounts receivable,
       equipment, intangibles, guarantee of officers, due
       June 1, 2001                                                     13,549
                                                                       -------
     Total Short-term debt                                             $38,864
                                                                       =======


     Long-term debt at December 31, 2000, consisted of the following:

     Related Party -

     Note dated 03/1995, payable to Elva Lay, interest only of
       10% is due on demand. Note is unsecured                        $ 10,000

                            FAITH WALK DESIGNS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 4 - NOTES PAYABLE (Continued)
---------------------------------

     Sterling Bank -
     Note dated 09/24/99, in amount of $400,000, payable in
       monthly installments of $10,000, including interest of
       9.25%, secured by inventory, accounts receivable,
       equipment, intangibles, & life insurance on officer in the amount of $200,000. Note also carries the guarantee of
       Odds & Ends, L.P. and personal guarantee of shareholders.
       Note is due 09/24/03                                           $302,351

     Note dated 06/19/00, in amount of $21,956, payable in
       monthly installments of $713, including interest of
       10.25%, secured by Suburban. Note is due 06/19/03                18,754

     Note dated 02/22/00, in amount of $9,599, payable in monthly installments of $443, including interest of 9.75%, secured
       by trailer. Note is due 02/22/02                                  5,828

     Note dated 02/18/00, in amount of $200,000, principal is
       payable in monthly installments of $1,111, plus interest
       of 10%, secured by accounts receivable, inventory,
       equipment, intangibles, & life insurance on officer. Note
       is due 11/16/15                                                 196,648

     Ford Motor Credit -
     Note dated 03/22/00, in amount of $35,890, payable in
       monthly installments of $783, including interest of
       10.99%, secured by 2000 Ford F350. Note is due 03/22/05          31,690

     BMW Financial Services -
     Note dated 06/16/00, in amount of $28,272, payable in
       monthly installments of $586, including interest of 8.9%
       secured by 1997 BMW. Note is due 06/16/05                        26,019
                                                                      --------
     Total long-term notes                                             591,290

     Less:  Current portion of long-term notes                        (131,999)
                                                                      --------

     Long term debt                                                   $459,291
                                                                      ========

                            FAITH WALK DESIGNS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 4 - NOTES PAYABLE (Continued)
----------------------------------

Following are maturities of long-term debt for each of the next five years:

                  12/31/2001                         $ 131,999
                  12/31/2002                           139,092
                  12/31/2003                           132,759
                  12/31/2004                            28,351
                  12/31/2005                            19,108
                  Thereafter                           139,981
                                                     ---------
                                                     $ 591,290
                                                     =========

     The Company is also named as a secured party on a real estate loan in the name of the owners. The balance of this loan at the end of December 31, 2000 is $292,851 and matures 09/02/2003. See also Note 3 - Related Party Transactions.

NOTE 5 - COMMITMENTS  AND CONTINGENCIES

LEASES - The Company has the following non-cancelable capital leases as of December 31, 2000. The gross amount of assets recorded under capital leases as of December 31, 2000 is $49,874:

     Republic Leasing - (FMV purchase option)
     ----------------------------------------

     Lease dated 05/18/1998 for a term of 36 months, payable
     monthly at $1,041.83 including interest of 11.85%, for
     rental of Navision System software; amount capitalized is
     $26,160. Included in amortization expense for 2000 and 1999
     is $8,720                                                        $ 5,058

     Linc Monex - (FMV purchase option)
     ----------------------------------

     Lease dated 02/28/1998 for a term of 60 months, payable
     monthly at $346.40, including interest of 9.29%, for rental of communications system; amount capitalized is $14,080.
     Included in depreciation expense for 2000 and 1999 is $-0-
     and $14,080, respectively                                          7,561

     TFC Textron - ($1 purchase option)
     ----------------------------------

     Lease dated 10/02/00 for a term of 36 months, payable
     monthly at $309, including interest of 10.8%, for rental of packaging equipment; amount capitalized is $9,634. Included
     in depreciation expense for 2000 is $344                           8,558
                                                                     --------
                                                                       21,177

     Less short-term portion of capital leases                        (11,590)
                                                                     --------
     Long-term portion of capital leases                             $  9,587
                                                                     ========

                                      F=13

                            FAITH WALK DESIGNS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 5 - COMMITMENTS AND CONTINGENCIES (Continued)
--------------------------------------------------

The following is a schedule by years of future minimum lease payments required under the noncancelable capital leases at December 31, 2000:

     Year 2001                                            $ 12,727
     Year 2002                                               7,865
     Year 2003                                               2,818
                                                          --------
     Total net minimum lease payments                       23,410
     Amounts representing interest                          (2,233)
                                                          --------
     Present value of net minimum lease payments          $ 21,177
                                                          ========

     The Company leases certain equipment and real properties on a month-to-month basis ranging from $45 to $4,125, which are classified as operating leases. Rental expense for these operating leases under 3 - 5 year leases was $28,024 and $23,048, respectively, for equipment and $109,102 and $92,160, respectively, for real property for the years ended December 31, 2000 and 1999.

LITIGATION - The Company is subject to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. Management does not believe that the outcome of any of these legal matters, if any, will have a material adverse effect on the Company's financial position or results of operations.

NOTE 6 - EMPLOYEE BENEFIT PLANS
-------------------------------

     The Company sponsors a cafeteria plan that covers employees eligible for Company provided benefits and elects to participate in a salary reduction agreement to be applied to one or more optional benefits included in the plan. Benefits included in the plan provide for a cash option or insurance premium payment option. Benefits under the plan are financed by salary reductions sufficient to support the benefits that participants have elected.

     The Company also sponsors a defined contribution IRC Section 401(k) plan covering employees that have attained age 21 and having completed one year of service. Participants are allowed to contribute up to 15% of their salaries. Employees are vested ratable over a specified term of service. The Company's contributions to the plan for the year ended December 31, 2000 and 1999 were $17,197 and $38,574, respectively.

NOTE 7 - CONCENTRATIONS OF CREDIT RISK
--------------------------------------

     The Company occasionally maintains cash deposits in excess of the maximum amount insured by the FDIC with a major bank. The bank is insured by the FDIC and the Company has not incurred losses related to these deposits.

                            FAITH WALK DESIGNS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 7 - CONCENTRATIONS OF CREDIT RISK (Continued)
--------------------------------------------------

     At December 31, 2000, the accounts receivable resulted from sales to companies within the retail industry. This concentration of customers, or industry related vendors, may impact the Company's overall credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions. The Company monitors the credit worthiness of its customers as part of its ongoing control procedures. Bad debts are accounted for and have been minimal. The Company does not currently require collateral or other security from its customers.

NOTE 8 - FAIR VALUES OF FINANCIAL INSTRUMENTS
---------------------------------------------

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Short-Term Notes Payable - The value of the notes payable are stated at amounts shown on the books of the lenders or amortization schedules generated by time value software. Since these notes were initiated and still held by the same commercial lenders, the stated value is the fair value.

     Long-Term Notes Payable - The fair value of the long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities.

     The estimated fair values of the Company's financial instruments are as stated in Notes 4 and 5.

NOTE 9 - SUBSEQUENT EVENT - AGREEMENT AND PLAN OF MERGER (Unaudited)
--------------------------------------------------------------------

     Pursuant to an Agreement and Plan of Merger, made and entered into the 31st day of July, 2001, the outstanding shares of common stock of Faith Walk Designs, Inc. (a Texas corporation) held by the Faith Walk Designs, Inc. shareholders shall be converted into the right to receive shares of common stock of Decorize, Inc. (a Delaware corporation), promissory notes of Decorize, Inc. or a combination thereof. As a result, the shareholders of Faith Walk Designs, Inc. shall become shareholders of Decorize, Inc. and Step of Faith, Inc. (a Missouri corporation) as the wholly owned subsidiary of Decorize, Inc. shall continue to conduct, under its corporate charter the business formerly conducted by Faith Walk Designs, Inc. Faith Walk Designs, Inc. shall be merged with and into Step of Faith, Inc., the surviving corporation. Prior to the Agreement and Plan of Merger, the net assets of Odds & Ends, L.P. (a Texas limited partnership) shall have been contributed to Faith Walk Designs, Inc., the shareholders of which are also the limited partners of Odds & Ends, L.P.

                            FAITH WALK DESIGNS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 9 - SUBSEQUENT EVENT - AGREEMENT AND PLAN OF MERGER (Unaudited)
--------------------------------------------------------------------

     SFAS No. 141, "Business Combinations," requires the merger referred to above to be accounted for using the purchase method. The primary reasons for the combination are for the reduction of pricing structures and the improvement of profit margins. The allocation of the purchase price of $1,010,000 paid to the assets acquired (including goodwill by reportable segment and major intangible asset class), and liabilities assumed is as follows:

                           Tangible Assets                    $ 1,121,519
                           Goodwill                             1,051,174
                           Liabilities Assumed                 (1,162,693)
                                                              -----------
                           Total Purchase Price               $ 1,010,000
                                                              ===========


NOTE 10 - PRIOR PERIOD ADJUSTMENT (Unaudited)
---------------------------------------------

     Included in the retained earnings for the year ended December 31, 1999 is a prior period adjustment representing the cumulative effect of the change from declining balance depreciation used in prior years to straight-line depreciation in 1999. This prior period adjustment also encompasses a tax refund received as a result of amending a prior year's tax return prior to the Corporation electing S status.

                            FAITH WALK DESIGNS, INC.

                                  BALANCE SHEET
                                  JUNE 30, 2001
                                   (UNAUDITED)

ASSETS
Current assets:
  Cash and cash equivalents                                                 $      10,148
  Accounts receivable, less allowance for
    doubtful accounts of $13,160                                                  167,109
  Accounts receivable, employees                                                      351
  Accounts receivable, Odds & Ends, L.P.                                           75,472
  Inventory                                                                       363,829
  Prepaid expenses                                                                  5,000
                                                                            -------------

      Total current assets                                                        621,909

Property and Equipment, net                                                       104,262

Due from Related Parties                                                          254,256
                                                                            -------------

      Total assets                                                          $     980,427
                                                                            =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Debt maturing within one year                                             $     180,578
  Accounts payable                                                                513,833
  Customer credits                                                                 54,160
  Accrued expenses                                                                  2,371
                                                                            -------------

      Total current liabilities                                                   750,942
                                                                            -------------

Long-term debt                                                                    371,094
                                                                            -------------

Stockholders' Equity:
  Common stock, no par value; 1,000 shares authorized and issued                    1,000
  Accumulated deficit                                                            (142,609)
                                                                            -------------
      Total stockholders' equity                                                 (141,609)
                                                                            -------------

      Total liabilities and stockholders' equity                            $     980,427
                                                                            =============

                            FAITH WALK DESIGNS, INC.

                            STATEMENTS OF OPERATIONS
                     SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                                   (UNAUDITED)


                                                          2001                   2000
                                                     --------------         --------------
Sales                                                $    1,422,339         $    1,894,817
Cost of sales                                               923,368              1,120,465
                                                     --------------         --------------

  Gross profit                                              498,971                774,352
                                                     --------------         --------------

Operating expenses:
  Selling, general and administrative                       579,268                696,354
  Depreciation and amortization                              22,242                 25,000
                                                     --------------         --------------

    Total operating expenses                                601,510                721,354
                                                     --------------         --------------

Net income (loss) from operations                          (102,539)                52,998
                                                     --------------         --------------

Other income (expense):
  Interest income                                             8,203                    630
  Interest expense                                          (15,528)               (10,849)
  Other income                                                6,240                    318
                                                     --------------         --------------

    Total other income (expense)                             (1,085)                (9,901)
                                                     --------------         --------------

Net income (loss)                                    $     (103,624)        $       43,097
                                                     ==============         ==============

                            FAITH WALK DESIGNS, INC.

                            STATEMENTS OF CASH FLOWS
                     SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                                   (UNAUDITED)


                                                                            2001              2000
                                                                       -------------     -------------
Cash flows from operating activities:
Net income (loss)                                                      $    (103,624)    $      43,097
Adjustment to reconcile net income proided
  by operating activities
    Depreciation and amortization                                             22,242            25,000
Changes in assets and liabilities
    Accounts receivable                                                      125,961           (11,300)
    Inventories                                                              116,924           (64,916)
    Prepaid expenses                                                          43,919            21,763
    Other receivables                                                         (3,067)           (9,289)
    Accounts payable                                                        (170,462)         (111,126)
    Customer credits                                                          47,112                 -
    Accrued expenses                                                            (797)           (1,246)
                                                                       -------------     -------------
      Net cash from (used in) operating activities                            78,208          (108,017)
                                                                       -------------     -------------


Cash flows from investing activities
  Acquisition of property and equipment                                            -            25,265
  Proceeds from sales of property and equipment                                3,289                 -
  Payments from (to) related parties                                          17,122           (85,156)
                                                                       -------------     -------------
      Net cash from (used in) investing activities                            20,411           (59,891)
                                                                       -------------     -------------

Cash flows from financing activities
  Repayment of debt                                                          (99,659)         (140,309)
  Proceeds from debt                                                               -           278,840
  Capitalized acquisition costs                                              (18,125)                -
                                                                       -------------     -------------
      Net cash from (used in) financing activities                          (117,784)          138,531
                                                                       -------------     -------------

Net decrease in cash and cash equivalents                                    (19,165)          (29,377)

Cash and equivalents, beginning of period                                     29,313            29,377
                                                                       -------------     -------------
Cash and equivalents, end of period                                    $      10,148     $           -
                                                                       =============     =============

Supplemental disclosures of cash flow information:
  Cash paid during the year for interest                               $      18,411     $      10,849
                                                                       =============     =============

                            FAITH WALK DESIGNS, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                         SIX MONTHS ENDED JUNE 30, 2001
                                   (UNAUDITED)


                                         Common Stock            Accumulated
                                      Shares        Amount         Deficit          Total
                                     -------       -------       ----------      ----------
Balances, December 31, 2000            1,000       $ 1,000       $  (20,860)     $  (19,860)

Net loss                                   -             -         (103,624)       (103,624)

Acquisition costs                          -             -          (18,125)        (18,125)
                                     -------       -------       ----------      ----------

Balances, June 30, 2001                1,000       $ 1,000       $ (142,609)     $ (141,609)
                                     =======       =======       ==========      ==========

                          Independent Auditors' Report


To the Partners
Odds & Ends, L.P.
Houston, Texas


     We have audited the accompanying balance sheet of Odds & Ends, L.P. as of December 31, 2000, and the related statement of income, partners' capital, and cash flows for the year then ended. We have also audited the income statement and statement of cash flows for the year ended December 31, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Odds & Ends, L.P. as of December 31, 2000, and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 5, subsequent to the balance sheet date, the net assets of the Partnership have been contributed to Faith Walk Designs, Inc., (a related party) which was merged into Decorize, Inc. of Springfield, Missouri, a publicly traded company, pursuant to an Agreement and Plan of Merger, made and entered into the 31st day of July, 2001.

/s/ Cook, Johnston & Co., CPAs

July 20, 2001

                                ODDS & ENDS, L.P.
                                  BALANCE SHEET
                                DECEMBER 31, 2000



               ASSETS

CURRENT ASSETS:
  Cash and Cash Equivalents (Note 1)                    $        16,759
  Accounts Receivable (Note 1)                                    2,877
  Inventory (Note 1)                                            250,627
  Prepaid Rent (Note 4)                                           2,500
                                                        ---------------

  TOTAL CURRENT ASSETS                                          272,763

OTHER ASSETS
  Security Deposits                                               4,000
                                                        ---------------

  TOTAL ASSETS                                          $       276,763
                                                        ===============

                   LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES
  Accounts Payable                                      $        46,152
  Due to Affiliate (Note 2)                                      62,975
  Accrued Expenses                                                1,485
                                                        ---------------

  TOTAL CURRENT LIABILITIES                                     110,612
                                                        ---------------

  TOTAL LIABILITIES                                             110,612


PARTNERS' CAPITAL
  Partners' Capital                                             166,151
                                                        ---------------

  TOTAL PARTNERS' CAPITAL                                       166,151
                                                        ---------------

  TOTAL LIABILITIES AND
    PARTNERS' CAPITAL                                   $       276,763
                                                        ===============

                             See Accompanying Notes

                                ODDS & ENDS, L.P.
                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999



                                                        2000                   1999
                                                        ----                   ----
SALES (Note 1)                                   $        492,958        $       450,913

COST OF GOODS SOLD (Note 1)
    Purchases                                             193,175                203,840
    Labor                                                   2,453                      -
    Freight                                                 2,630                  2,228
                                                 ----------------        ---------------

    TOTAL COST OF GOODS SOLD                              198,258                206,068
                                                 ----------------        ---------------

    GROSS PROFIT                                          294,700                244,845

OPERATING EXPENSES
    Selling Expenses                                       40,108                 25,584
    General & Administrative Expenses                     134,206                117,480
                                                 ----------------        ---------------

    TOTAL OPERATING EXPENSES                              174,314                143,064
                                                 ----------------        ---------------

INCOME BEFORE PROVISION FOR INCOME TAX                    120,386                101,781

PROVISION FOR INCOME TAX (Note 1)                               -                      -
                                                 ----------------        ---------------

NET INCOME                                       $        120,386        $       101,781
                                                 ================        ===============

                             See Accompanying Notes

                                ODDS & ENDS, L.P.
                         STATEMENT OF PARTNERS' CAPITAL
                      FOR THE YEAR ENDED DECEMBER 31, 2000



                                                                  2000
                                                                  ----
PARTNERS' CAPITAL - BEGINNING                               $        45,765

NET INCOME (LOSS)                                                   120,386
                                                            ---------------
PARTNERS' CAPITAL - ENDING                                  $       166,151
                                                            ===============




                             See Accompanying Notes

                                ODDS & ENDS, L.P.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999



                                                                     2000                  1999
                                                                     ----                  ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                                   $      120,386         $     101,781
  Adjustments to Reconcile Net Income to Net Cash
  (Increase) Decrease in:
    Accounts Receivable                                                (2,877)                    -
    Inventories                                                      (170,537)              (29,927)
    Prepaid Expenses                                                   (4,000)               (2,500)
  Increase (Decrease) in:
    Trade Accounts Payable                                             38,897               (17,334)
    Accrued Liabilities                                                (4,118)                2,267
                                                               --------------         -------------
      NET CASH PROVIDED (USED) BY
        OPERATING ACTIVITIES                                          (22,249)               54,287

CASH FLOWS FROM INVESTING ACTIVITIES
  Amounts due from Affiliate                                              252                 5,860
                                                               --------------         -------------
      NET CASH PROVIDED (USED) BY
        INVESTING ACTIVITIES                                              252                 5,860
                                                               --------------         -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Prior Period Adjustment to Partners' Capital (Note 6)                     -               (56,140)
                                                               --------------         -------------
      NET CASH PROVIDED (USED) BY
        INVESTING ACTIVITIES                                                -               (56,140)
                                                               --------------         -------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                    (21,997)                4,007

CASH AND CASH EQUIVALENTS AT BEGINNING
  OF YEAR                                                              38,756                34,749
                                                               --------------         -------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                       $       16,759         $      38,756
                                                               ==============         =============

                             See Accompanying Notes

                                ODDS & ENDS, L.P.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

     This summary of significant accounting policies of Odds & Ends, L.P., a Texas limited partnership is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Company's Activities and Operating Cycle
----------------------------------------

     The certificate of limited partnership of Odds & Ends, L.P. was filed in the Office of the Secretary of State of Texas on April 17, 1998. The Company serves as a retail distributor of hand-painted furniture and other accessories, and was primarily formed in order to separate the retail business from the wholesale business of Faith Walk Designs, Inc. The length of a regular sale transaction varies, but is typically within one day to one week from the date of a customer's order to the delivery of the same. The sales operations are located in northwest Houston, Texas.

Revenue and Cost Recognition
----------------------------

     The Company uses the accrual method of accounting for both financial statement presentation, and federal income tax purposes. Sales are recognized at the point of sale.

Inventories
-----------

     Inventories consist primarily of finished products (determined on an average cost basis) and are stated at the lower of cost or market value. Market is valued by the amount of realizable value less allowance for selling and distribution expense.

Cash and Cash Equivalents
-------------------------

     For the purposes of the Statements of Cash Flows, the Company considers all highly liquid investments with maturity of three months or less when purchased to be cash and cash equivalents.

Use of Estimates
----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Accounts Receivable
-------------------

     The Company uses the reserve method of recording bad debts, which is based upon a percentage of ending accounts receivable. At December 31, 2000, accounts receivable is minimal, and a history of bad debts has yet to be established.

                                ODDS & ENDS, L.P.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------------
Income Taxes
------------

     Odds & Ends, L.P. is a Texas limited partnership; therefore, it pays no federal tax but files an information return. Each partner reports his respective share of income and loss and other deductions and credits. The partnership currently has two limited partners (individuals) and one general partner (a domestic corporation)

Property, Plant and Equipment
-----------------------------

     The Company currently has no plant assets and equipment; however, the partnership has elected to carry future assets at cost. In addition, expenditures for replacements will be capitalized, and the replaced items will be retired. Maintenance and repairs will charged to operations. Gains and losses from the sale of plant assets, if any, are to be included in income. Depreciation for financial statement purposes will be computed using the straight-line method over the assigned class life of the various assets. For income tax purposes, accelerated methods are to be used with recognition of deferred income taxes for the resulting temporary differences.

Advertising
-----------

     Advertising costs, except for those associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period for which future benefits are expected to be received. An amount of $22,724 and $15,812 is included in the income statement for advertising at December 31, 2000 and 1999, respectively, and represents direct period costs for which no future benefits expect to be derived.

NOTE 2 - RELATED PARTY TRANSACTIONS
-----------------------------------

   Accounts Payable to Affiliated Company
     Due to Faith Walk Designs, Inc., a manufacturer and
     distributor of furniture, for purchase of merchandise
     made in the regular course of business;  Shareholders
     of Faith Walk Designs, Inc. are 100% limited partners
     of the Company.                                             $   62,975
                                                                 ==========

     Purchases from Faith Walk Designs, Inc. during 2000 and 1999 amounted to $180,352 and $172,924, respectively.

     The Company is also named as a secured party on a real estate loan in the name of the owners. The balance of this loan at the end of December 31, 2000 is $292,851. The loan matures 09/02/2003.

                                ODDS & ENDS, L.P.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 3 - EMPLOYEE BENEFIT PLANS

     The Company sponsors a defined contribution IRC Section 401(k) plan covering employees that have attained age 21 and having completed one year of service. Participants are allowed to contribute up to 15% of their salaries. Employees are vested ratable over a specified term of service. The Company made no contributions to the plan for the year ended December 31, 2000.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

LEASES - The Company has a commercial lease on real property housing its retail business on Grant Road. The lease term, which is for 3,192 square feet is thru September 31, 2002 in the monthly rental amount of $2,500. The landlord is responsible for taxes and insurance on the property. Beginning August, 2000 the Company procured an additional lease for a building on the same property containing 2,250 square feet. This property rents for $1,500 a month through January, 2001.

     Following is a schedule by years of future minimum lease payments required under the operating lease at December 31, 2000:

                                Year 2001                    $31,500
                                Year 2002                     22,500
                                                             -------
                                                             $54,000
                                                             =======

LITIGATION - The Company is subject to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. Management does not believe that the outcome of any of these legal matters, if any, will have a material adverse effect on the Company's financial position or results of operations.

NOTE 5 - SUBSEQUENT EVENT - AGREEMENT AND PLAN OF MERGER (Unaudited)
--------------------------------------------------------------------

     An Agreement and Plan of Merger has been made and entered into the 31st day of July, 2001. Prior to the closing of the Agreement and Plan of Merger all of the net assets of Odds & Ends, L.P. shall have been contributed to Faith Walk Designs, Inc., the shareholders of which are also the limited partners of Odds & Ends, L.P. The outstanding shares of common stock of Faith Walk Designs, Inc. (a Texas corporation) held by the Faith Walk Designs, Inc. shareholders shall be converted into the right to receive shares of common stock of Decorize, Inc. (a Delaware corporation), promissory notes of Decorize, Inc. or a combination thereof, as set forth in the Agreement and Plan of Merger. As a result, the shareholders of Faith Walk Designs, Inc. shall become shareholders of Decorize, Inc. and Step of Faith, Inc. (a Missouri corporation) as the wholly owned subsidiary of Decorize, Inc. shall continue to conduct, under its corporate charter the business formerly conducted by Faith Walk Designs, Inc. Faith Walk Designs, Inc. shall be merged with and into Step of Faith, Inc., the surviving corporation.

                                ODDS & ENDS, L.P.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 5 - SUBSEQUENT EVENT - AGREEMENT AND PLAN OF MERGER (Unaudited) (Continued)
--------------------------------------------------------------------------------

SFAS No. 141, "Business Combinations," requires the merger referred to above to be accounted for using the purchase method. The primary reasons for the combination are for the reduction of pricing structures and the improvement of profit margins. The allocation of the purchase price of $1,010,000 paid to the assets acquired (including goodwill by reportable segment and major intangible asset class), and liabilities assumed is as follows:

                 Tangible Assets                        $ 1,121,519
                 Goodwill                                 1,051,174
                 Liabilities Assumed                     (1,162,693)
                                                        -----------
                 Total Purchase Price                   $ 1,010,000
                                                        ===========


NOTE 6 - PRIOR PERIOD ADJUSTMENT (Unaudited)

     Included in the capital account for the year ended December 31, 1999 is a prior period adjustment for 1998 representing inventory transferred from Faith Walk Designs, Inc. and charged to the partners at the end of 1998.

                                ODDS & ENDS, L.P.

                                  BALANCE SHEET
                                  JUNE 30, 2001
                                   (UNAUDITED)

ASSETS

Current assets:
     Cash and cash equivalents                                $       4,385
     Accounts receivable                                                651
     Inventory                                                      225,041
     Prepaid expenses                                                 2,500
                                                              -------------

         Total current assets                                       232,577

Other Assets:
     Security Deposits                                                4,000
                                                              -------------

         Total assets                                         $     236,577
                                                              =============

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
     Accounts payable                                         $      23,754
     Due to Faith Walk Designs, Inc.                                 75,472
     Accrued expenses                                                 2,893
                                                              -------------

         Total current liabilities                                  102,119

Partners' Capital                                                   134,458
                                                              -------------

         Total liabilities and partners' capital              $     236,577
                                                              =============

                                ODDS & ENDS, L.P.

                            STATEMENTS OF OPERATIONS
                     SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                                   (UNAUDITED)


                                                           2001                       2000
                                                       ------------               ------------
Sales                                                  $    255,650               $    270,036
Cost of sales                                               205,953                    153,773
                                                       ------------               ------------

     Gross profit                                            49,697                    116,263
                                                       ------------               ------------

Operating expenses:
     Selling, general and administrative                     81,390                     77,496
     Depreciation and amortization                                -                          -
                                                       ------------               ------------
       Total operating expenses                              81,390                     77,496
                                                       ------------               ------------


Net income (loss) from operations                           (31,693)                    38,767
                                                       ------------               ------------

Other income (expense):
     Interest income                                              -                          -
     Loss on disposal of assets                                   -                          -
     Interest expense                                             -                          -
     Other income                                                 -                          -
                                                       ------------               ------------
       Total other income (expense)                               -                          -
                                                       ------------               ------------

Net income (loss)                                      $    (31,693)              $     38,767
                                                       ============               ============

                                ODDS & ENDS, L.P.

                            STATEMENTS OF CASH FLOWS
                     SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                                   (UNAUDITED)

                                                                            2001              2000
                                                                        ------------      ------------
Cash flows from operating activities:
Net income (loss)                                                       $    (31,693)     $     38,767
Adjustment to reconcile net income proided
  by operating activities
     Depreciation and amortization                                                 -                 -
Changes in assets and liabilities
     Accounts receivable                                                       2,226                 -
     Inventories                                                              25,586           (50,000)
     Other receivables                                                             -            (5,749)
     Accounts payable                                                        (22,398)          (27,320)
     Accrued expenses                                                          1,408             1,814
                                                                        ------------      ------------

         Net cash used in operating activities                               (24,871)          (42,488)
                                                                        ------------      ------------
Cash flows from financing activities
     Proceeds from Faith Walk Designs, Inc.                                   12,497                 -
     Proceeds from short-term debt                                                 -             3,732
                                                                        ------------      ------------

         Net cash from financing activities                                   12,497             3,732
                                                                        ------------      ------------

Net decrease in cash and cash equivalents                                    (12,374)          (38,756)

Cash and equivalents, beginning of period                                     16,759            38,756
                                                                        ------------      ------------

Cash and equivalents, end of period                                     $      4,385      $          -
                                                                        ============      ============

                                ODDS & ENDS, L.P.

                    STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                         SIX MONTHS ENDED JUNE 30, 2001
                                   (UNAUDITED)


                                                                  Partners'
                                                                   Capital
                                                               --------------

Balance, December 31, 2000                                     $      166,151

Net loss                                                              (31,693)
                                                               --------------

Balance, June 30, 2001                                         $      134,458
                                                               ==============

                                                 DECORIZE, INC.
                             Unaudited Pro Forma Condensed Combining Balance Sheet
                                               As of June 30, 2001



                                            Decorize,      Faith Walk    Odds & Ends,    Pro Forma               Pro Forma
                                              Inc.        Designs, Inc.    L.P.        Adjustments    Notes    Decorize, Inc.
                                          -------------   -----------   ------------   -----------    -----   -----------------
ASSETS
Current assets:
    Cash and cash equivalents             $     89,180    $   10,148    $     4,385    $        -                $    103,713
    Accounts receivable                        601,753       167,109            651             -                     769,513
    Other receivables                          539,537        75,823              -       (75,472)     (B)            509,888
                                                                                          (30,000)     (E)
    Inventories                              1,433,110       363,829        225,041             -                   2,021,980
    Inventory deposits                         125,650             -              -             -                     125,650
    Deferred tax benefits                        9,000             -              -                                     9,000
    Prepaid expenses                            70,757         5,000          2,500             -                      78,257
                                          ------------    ----------    -----------    ----------                ------------
       Total current assets                  2,868,987       621,909        232,577      (105,472)                  3,618,001

    Property and equipment, net                268,058       104,262              -             -                     372,320
    Goodwill                                 2,125,949             -              -     1,017,151      (A)          3,143,100
    Deferred tax benefits                       23,700             -              -             -                      23,700
    Due from related parties                         -       254,256              -      (254,256)     (E)                  -
    Other assets                                 2,600             -          4,000             -                       6,600
                                          ------------    ----------    -----------    ----------                ------------

       Total assets                       $  5,289,294    $  980,427    $   236,577    $  657,423                $  7,163,721
                                          ============    ==========    ===========    ==========                ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Current portion long-term debt        $     27,728    $  180,578    $         -    $        -                $    208,306
    Accounts payable                           180,446       513,833         23,754             -                     718,033
    Accrued expenses                           328,682         2,371          2,893                                   333,946
    Other current liabilities                  268,160        54,160         75,472       (75,472)     (B)            322,320
                                          ------------    ----------    -----------    ----------                ------------
       Total current liabilities               805,016       750,942        102,119       (75,472)                  1,582,605

Long-term Debt                                 138,172       371,094              -             -                     509,266

Note payable to stockholders                 1,300,000             -              -       215,744      (C)          1,515,744

Stockholders' Equity                         3,046,106      (141,609)       134,458       517,151      (D)          3,556,106
                                          ------------    ----------    -----------    ----------                ------------

       Total liabilities and
         stockholders' equity             $  5,289,294    $  980,427    $   236,577    $  657,423                $  7,163,721
                                          ============    ==========    ===========    ==========                ============

(A)  To record goodwill. Acquisition price was $1,010,000 of   (E)  The purchase price for the acquisition of Faith Walk
     which $215,744 was paid by a note, $284,256 was paid in        Designs, Inc. included $284,256 of cash. The cash was used
     cash and $510,000 was paid by issuing 161,443 shares of        by the shareholders of Faith Walk Designs, Inc. to repay
     Decorize, Inc. common stock Decorize, Inc. adopted SFAS        debt they owed both the Company and Faith Walk Designs, Inc.
     No. 142 as of July 1, 2001. Under SFAS No. 142 goodwill
     will no longer be amortized and will be tested for
     impairment at least annually.

(B)  To eliminate Faith Walk Designs, Inc. and Odds & Ends,
     L.P. intercompany accounts.

(C)  To record debt related to acquisition.

(D)  Acquisition price                     $ 1,010,000
     Acquisition debt                         (215,744)
     Cash paid                                (284,256)
     Eliminate Faith Walk Designs, Inc.
       and Odds & Ends, L.P. equity              7,151
                                           -----------
                                           $   517,151
                                           ===========

                                               DECORIZE, INC.
                     Unaudited Pro Forma Condensed Combining Statement of Operations
                                  For the Periods Ending December 31, 2000



                                       * Pro Forma      Faith Walk    Odds & Ends,     Pro Forma              Pro Forma
                                       Decorize, Inc.  Designs, Inc.     L.P.         Adjustments   Notes   Decorize, Inc.
                                       --------------  -------------  ------------    -----------   -----   --------------
Sales                                   $  4,806,617   $  3,889,847   $    492,958   $          -            $  9,189,422

Cost of sales                              3,010,577      2,479,682        198,258              -               5,688,517
                                        ------------   ------------   ------------   ------------            ------------

Gross profit                               1,796,040      1,410,165        294,700              -               3,500,905
                                        ------------   ------------   ------------   ------------            ------------

Operating expenses:

  Selling, general and administrative      1,850,061      1,544,458        174,314              -               3,568,833

  Depreciation and amortization               45,186         41,777              -              -                  86,963
                                        ------------   ------------   ------------   ------------            ------------

      Total operating expenses             1,895,247      1,586,235        174,314              -               3,655,796
                                        ------------   ------------   ------------   ------------            ------------

Income (loss) from operations                (99,207)      (176,070)       120,386              -                (154,891)
                                        ------------   ------------   ------------   ------------            ------------

Other income (expense):

  Other income (expense)                     (71,493)         7,211              -              -                 (64,282)

  Interest income (expense), net            (117,228)       (40,697)             -        (14,563)   (A)         (172,488)
                                        ------------   ------------   ------------   ------------            ------------

      Total other income (expense)          (188,721)       (33,486)             -        (14,563)               (236,770)
                                        ------------   ------------   ------------   ------------            ------------

Net Income (Loss) Before Income Taxes       (287,928)      (209,556)       120,386        (14,563)               (391,661)

  Income Taxes                               (51,827)             -              -        (18,672)   (B)          (70,499)
                                        ------------   ------------   ------------   ------------            ------------

Net Income (Loss)                       $   (236,101)  $   (209,556)  $    120,386   $      4,109            $   (321,162)
                                        ============   ============   ============   ============            ============

Basic and diluted earnings per share    $      (0.03)                                                        $     (0.04)
                                        ============                                                         ============

Basic and diluted common equivalent
  shares                                   9,014,137                                      161,443    (C)        9,175,580
                                        ============                                 ============           ============

(A)  Recognition of additional interest expense related to $215,744 of debt issued by Decorize, Inc. for the acquisition of Faith Walk Designs, Inc.

(B)  Recognition of the federal and state income taxes at an effective rate of 18%.

(C)  To reflect the issuance of 161,443 shares of Decorize, Inc. common stock related to the acquisition of Faith Walk Designs, Inc.

     *  Includes Pro Forma adjustments for acquisition of Guildmaster, Inc.
        Period is from date of inception (March 6, 2000) to December 31, 2000.

                                                      DECORIZE, INC.
                              Unaudited Pro Forma Condensed Combining Statement of Operations
                                         For the Six Months Ended June 30, 2001

                                          * Pro Forma     Faith Walk   Odds & Ends,   Pro Forma            Pro Forma
                                          Decorize, Inc. Designs, Inc.    L.P.       Adjustments Notes Decorize, Inc.
                                          -------------- ------------- ------------  ----------- ----- --------------

Sales                                      $  2,984,671  $ 1,422,339   $    255,650 $          -        $  4,662,660

Cost of sales                                 1,932,197      923,368        205,953            -           3,061,518
                                           ------------  ------------  ------------ ------------        ------------

Gross profit                                  1,052,474      498,971         49,697            -           1,601,142
                                           ------------  ------------  ------------ ------------        ------------

Operating expenses:

  Selling, general and administrative         1,818,994      579,268         81,390            -           2,479,652

  Depreciation and amortization                  41,019       22,242              -            -              63,261
                                           ------------  ------------  ------------ ------------        ------------

      Total operating expenses                1,860,013      601,510         81,390            -           2,542,913
                                           ------------  ------------  ------------ ------------        ------------

Loss from operations                           (807,539)    (102,539)       (31,693)           -            (941,771)
                                           ------------  ------------  ------------ ------------        ------------

Other income (expense):

  Other income (expense)                        (80,000)       6,240              -                          (73,760)

  Interest income (expense), net                (64,787)      (7,325)             -       (7,281)  (A)       (79,393)
                                           ------------  ------------  ------------ ------------        ------------

      Total other income (expense)             (144,787)      (1,085)             -       (7,281)           (153,153)
                                           ------------  ------------  ------------ ------------        ------------

Net Loss Before Income Taxes                   (952,326)    (103,624)       (31,693)      (7,281)         (1,094,924)

  Income Taxes                                 (171,419)           -              -      (25,667)  (B)      (197,086)
                                           ------------  ------------  ------------ ------------        ------------

Net Loss                                   $   (780,907) $  (103,624)  $    (31,693)$     18,386        $   (897,838)
                                           ============  ===========   ============ ============        ============

Basic and diluted earnings per share       $      (0.09)                                                $      (0.10)
                                           ============                                                 ============

Basic and diluted common equivalent shares    9,099,082                                  161,443   (C)     9,260,525
                                           ============                             ============        ============

(A)  Recognition of additional interest expense related to $215,744 of debt issued by Decorize, Inc. for the acquisition of Faith Walk Designs, Inc.

(B)  Recognition of the federal and state income taxes at an effective rate of 18%.

(C)  To reflect the issuance of 161,443 shares of Decorize, Inc. common stock related to the acquisition of Faith Walk Designs, Inc.

     *  Includes Pro Forma adjustments for acquisition of Guildmaster, Inc.